EXHIBIT 3.1

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

PROSOFT DEVELOPMENT, INC.

ProSoft Development, Inc., a corporation organized under the laws of the State of Nevada on May 14, 1985, hereby amends and restates its Articles of Incorporation pursuant to the provisions of Nevada Revised Statutes Sections 78.385, 78.390 and 78.403.

1. The Articles of Incorporation of the Corporation are hereby amended and restated as follows:

ARTICLE I

NAME

The name of the Corporation is ProSoft Development, Inc.

ARTICLE II

RESIDENT AGENT

The name and address of the Corporation’s resident agent is James, Driggs & Walch, 3763 Howard Hughes Parkway, Suite 350, Las Vegas, Nevada 89109.

ARTICLE III

PURPOSE AND POWERS

The purpose for which the Company is organized is to engage in any lawful activity except banking and insurance operations.

ARTICLE IV

AUTHORIZED CAPITAL

The Corporation shall have the authority to issue a total of 50,000,000 shares of capital stock having a par value of $.001 per share. All shares of capital stock of the Corporation shall be of the same class and shall have the same rights and preferences.

ARTICLE V

BOARD OF DIRECTORS

The members of the governing board of the Corporation shall be styled directors. The board of directors consists of three (3) directors, and the names and addresses of the persons currently serving as the directors until the next annual meeting of shareholders, or until their successors are elected and qualified, are:

Name	Address
Donald L. Danks	7100 Knott Avenue, Buena Park, CA 90620
Keith D. Freadhoff	7100 Knott Avenue, Buena Park, CA 90620
William E. Richardson	7100 Knott Avenue, Buena Park, CA 90620

The number of directors may be increased or decreased from time to time in the manner provided in the Bylaws of the Corporation.

ARTICLE VI

INDEMNIFICATION

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

ARTICLE VII

LIMITATION OF OFFICER AND DIRECTOR LIABILITY

No officer or director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as an officer or director; provided, however, that this Article VII shall not eliminate or limit the liability of an officer or director to the extent provided by applicable law for: (A) acts or omissions that involve intentional misconduct, fraud, or a knowing violation of law; or (B) authorizing the unlawful payment of any dividend or other distribution in violation of Section 78.300 of the Nevada Revised Statutes. The limitation of liability provided herein shall continue after an officer or director has ceased to occupy such position as to acts or omissions occurring during such officer’s or director’s term or terms of office, and no amendment or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such officer or director occurring prior to such amendment or repeal.

2. The foregoing amendment and restatement of the Articles of Incorporation was duly adopted by stockholders representing a majority of the outstanding shares of the Corporation entitled to vote thereon pursuant to shareholder action taken in lieu of a shareholder meeting, as authorized under Nevada Revised Statutes Section 78.320.

IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of August, 1996.

PROSOFT DEVELOPMENT, INC.

By:	/s/ Anna Brannon
Anna Brannon
Executive Vice President

By:	/s/ Eric W. Richardson
Eric W. Richardson
Secretary

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF ORANGE	)

On the              day of             , 1996, personally appeared before me, Anna Brannon and Eric W. Richardson, and duly acknowledged to me that they are the persons who signed the foregoing instrument as President and Secretary, respectively, and that they have read the foregoing instrument and know the contents thereof and that the same is true of their own knowledge except as to those matters upon which they operate on information and belief and as to those matters believe them to be true.

Notary Public

My commission expires:

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

PROSOFT DEVELOPMENT, INC.

We the undersigned President and Secretary of ProSoft Development, Inc. do hereby certify:

That the Board of Directors of said Corporation pursuant to an Action by Unanimous Written Consent of the Board on the 25th day of September, 1996, adopted a resolution to amend the Restated Articles of Incorporation as follows:

Article I is hereby amended to read as follows:

“ARTICLE I

NAME

The name of the Corporation is Prosoft I-Net Solutions, Inc.”

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 7,336,404; that the said change and amendment have been consented to and approved by a vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

DATED: October 18, 1996	/s/Donald Danks
Donald Danks, President

/s/Eric W. Richardson
Eric W. Richardson, Secretary

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF ORANGE	)

On 10-18-96 before me, Caryl Evelyn Townsend, a notary public in and for said State, personally appeared DONALD DANKS and ERIC W. RICHARDSON, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.

Signature	/s/Caryl Evelyn Townsend	(Seal)

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

PROSOFT I-NET SOLUTIONS, INC.

We the undersigned President and Secretary of Prosoft I-Net Solutions, Inc. do hereby certify:

That the Board of Directors of said Corporation pursuant to an Action by Unanimous Written Consent of the Board on the 1st day of September, 1998, adopted a resolution to amend the Restated Articles of Incorporation as follows:

Article I is hereby amended to read as follows:

“ARTICLE I

NAME

The name of the Corporation is “prosofttraining.com.”

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 11,770,242, that the said change and amendment have been consented to and approved by a vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

DATED: January 25, 1999	/s/ John Buckley
John J. Buckley, President

/s/ Kimberly V. Johnston
Kimberly V. Johnston, Secretary

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

PROSOFTTRAINING.COM

We the undersigned President and Secretary of Prosofttraining.com do hereby certify:

That the Board of Directors of said Corporation at a meeting duly convened, held on the 20/th/ day of September 2000, adopted a resolution to amend the Restated Articles of Incorporation as follows:

Article IV is hereby amended in its entirety to read as follows:

“ARTICLE IV

AUTHORIZED CAPITAL

The Corporation shall have the authority to issue a total of 75,000,000 shares of capital stock having a par value of $.001 per share. All shares of capital stock of the Corporation shall be the same class and shall have the same rights and preferences.”

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 22,707,587; that the said change and amendment have been consented to and approved by a vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

DATED: December 18, 2000	/s/ David I. Perl
David I. Perl, President

/s/ James P. Stapleton
James P. Stapleton, Secretary

STATE OF TEXAS	)
	)	ss
COUNTY OF TRAVIS	)

On December 18, 2000, personally appeared before me, a Notary Public, David I. Perl and James P. Stapleton, who acknowledged that they executed the above instrument.

/s/ Gary F. Gilliam
Signature of Notary

(Notary Stamp or Seal)

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

PROSOFTTRAINING.COM

We the undersigned President and Secretary of Prosofttraining.com do hereby certify:

That the Board of Directors of said Corporation at a meeting duly convened, held on the 28th day of August, 2001, adopted a resolution to amend the Restated Articles of Incorporation as follows:

Article I is hereby amended in its entirety to read as follows:

“ARTICLE I

NAME

The name of the Corporation is ProsoftTraining.”

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 23,690,998; that the said change and amendment have been consented to and approved by a vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

DATED: December 18, 2001	/s/ Jerrell M. Baird
Jerrell M. Baird, President

/s/ James P. Stapleton
James P. Stapleton, Secretary

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF ORANGE	)

On Tuesday, December 18, 2001, before me, Patricia Mora, a Notary Public in and for said County and State, personally appeared Jerrell M. Baird and James P. Stapleton, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument, and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.
/s/ Patricia Mora
Notary Public

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 654 5708 Website: secretaryofstate.biz

Certificate of Amendment	FILED # C3309-85
(PURSUANT TO NRS 78.385 and 78.390)	JAN 12 2005
IN THE OFFICE OF
/s/ DEAN HELLER
DEAN HELLER, SECRETARY OF STATE

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: ProsoftTraining

2. The articles have been amended as follows (provide article numbers, if available):

1. Article I is hereby amended in its entirety to read as follows:

ARTICLE I: NAME

The name of the Corporation is Prosoft Learning Corporation.

2. Article IV is hereby amended in its entirety to read as follows:

ARTICLE IV: AUTHORIZED CAPITAL

The corporation shall have the authority to issue a total of 12,500,000 shares of capital stock having a par value of $.001 per share. All shares of capital stock of the corporation shall be the same class and shall have the same rights and preferences. Upon amendment of this Article

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: a majority of the outstanding.”

4. Effective date of filing (optional):	January 20, 2005
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):	/s/ Benjamin M. Fink
Benjamin M. Fink, President

*	lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

ATTACHMENT TO

CERTIFICATE OF AMENDMENT

OF

PROSOFTTRAINING

ARTICLE IV

AUTHORIZED CAPITAL (Continued)

to read as herein set forth, each six (6) shares of outstanding capital stock is converted into and reconstituted as one (1) share of capital stock. In lieu of any fractional shares to which a holder would otherwise be entitled, the holder will have the number of new shares to which such holder is entitled rounded up to the nearest whole number of shares.